                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Questcor Pharmaceuticals, Inc. for the registration of 4,878,201 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2004, with respect to the consolidated financial statements and schedule of Questcor Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
March 31, 2004